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UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES
Annual Report on Form 10-K
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                                                                      EXHIBIT 23


               UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Unitrode Corporation and Consolidated Subsidiaries on Form S-8 (File Nos. 33-12353, 33-54542, 33-54544, 333-00107 and 333-35339) and Form S-3 (File No.
333-17123) and related prospectuses of our report dated March 2, 1998, except for Note P, as to which the date is April 7, 1998, on our audits of the consolidated financial statements and financial statement schedule of Unitrode Corporation and Consolidated Subsidiaries as of January 31, 1998 and 1997 and for each of the three years in the period ended January 31, 1998, which report is included in this Annual Report on Form 10-K.






                                                    Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 28, 1998



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